Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Republic Bancorp, Inc. for the quarter ended March 31, 2003, I, Steven E. Trager, President & Chief Executive Officer of Republic Bancorp, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Republic Bancorp, Inc.

By:	/s/ Steve Trager
Steve Trager
President & Chief Executive Officer

Date: May 14, 2003

In connection with the accompanying Form 10-Q of Republic Bancorp, Inc. for the quarter ended March 31, 2003, I, Kevin Sipes, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Republic Bancorp, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Republic Bancorp, Inc.

By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

Date: May 14, 2003